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                      [LETTERHEAD OF SULLIVAN & CROMWELL]




                                                              April 1, 1999

Cablevision Systems Corporation
CSC Holdings, Inc.
CSC Capital I
CSC Capital II
CSC Capital III
c/o  Cablevision Systems Corporation,
     1111 Stewart Avenue,
     Bethpage, New York  11714.

         Re: Form S-3 Registration Statement
             -------------------------------

Ladies and Gentlemen:

         We have acted as your counsel in connection with the Registration Statement (Registration No. 333-71965) on Form S-3 filed with the Securities and Exchange Commission on April 1, 1999 (the "Registration Statement") in connection with the shelf registration of up to $1,500,000,000 of debt securities, preferred stock and preferred securities.

         We hereby confirm to you that, in our opinion, the statements set forth under the heading "U.S. Federal Income Tax Consequences Relating to Preferred Securities" in the Prospectus included in the Registration Statement concerning

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Cablevision Systems Corporation
CSC Holdings, Inc.
CSC Capital I
CSC Capital II
CSC Capital III                                                              -2-



the principal United States federal income tax consequences of the purchase, ownership and disposition of preferred securities are a fair and accurate summary of the matters therein discussed.

         We hereby consent to the filing with the Securities and Exchange Commission of this letter as an exhibit to the Registration Statement and all amendments thereto and to the reference to us under the heading "U.S. Federal Income Tax Consequences Relating to Preferred Securities." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                         Very truly yours,

                                         /s/  Sullivan & Cromwell